EXHIBIT 7.7



                           AGREEMENT OF JOINT FILING


         Gerald R. Forsythe, Indeck Power Corporation and Indeck Energy Services, Inc. hereby agree that the Amendment No. 2 to Statement on Schedule 13D to which this agreement is attached as an exhibit shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.






Dated: November 6, 1996




                                        /s/ GERALD R. FORSYTHE
                                        -------------------------------------
                                            Gerald R. Forsythe



                                        INDECK POWER EQUIPMENT COMPANY


                                        By: /s/ GERALD R. FORSYTHE
                                       -------------------------------------
                                                Gerald R. Forsythe
                                                Chief Executive Officer



                                        INDECK ENERGY SERVICES, INC.


                                        By: /s/ GERALD R. FORSYTHE
                                       -------------------------------------
                                                Gerald R. Forsythe
                                                Chief Executive Officer